Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated March 15, 2022, relating to the financial statements of G. Willi-Food International Ltd. appearing in the Annual Report on Form 20-F of G. Willi-Food International Ltd. for the year ended December 31, 2021.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr)
BDO Member Firm
July 25, 2022